UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2026

FINANCE OF AMERICA COMPANIES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40308	85-3474065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5830 Granite Parkway, Suite 400
Plano, Texas 75024
(Address of principal executive offices, including Zip Code)
(877) 202-2666
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	FOA	New York Stock Exchange
NYSE Texas, Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 15, 2026, Finance of America Companies Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”) for the purpose of voting on the three proposals below, each of which is described in more detail in the Company’s definitive proxy statement, dated April 7, 2026.

As of the close of business on March 18, 2026, the record date for the Meeting, there was a total voting power of 17,570,559 votes, consisting of the following shares entitled to vote at the Meeting: (i) 8,551,931 vested shares of Class A Common Stock, (ii) 425,850 unvested shares of Class A Common Stock, (iii) 12 shares of Class B Common Stock, representing the voting power of 7,731,821 Class A Units (“Class A LLC Units”) of Finance of America Equity Capital LLC (“FOAEC”), and (iv) 50,000 shares of Series A Convertible Perpetual Preferred Stock (“Series A Preferred Stock”), representing a voting power of 860,957 votes. The shares of Class B Common Stock have no economic rights, but entitle each holder, without regard to the number of shares of Class B Common Stock held by such holder, to a number of votes that is equal to the aggregate number of Class A LLC Units of FOAEC held by such holder on all matters on which shareholders of the Company are entitled to vote generally. The holders of shares of Series A Preferred Stock are entitled to vote on an as-converted basis with the holders of shares of Common Stock as a single class, provided that such holders will not be entitled to voting power greater than 4.9% of the aggregate total voting power of the outstanding shares of Common Stock. Shares of Series A Preferred Stock are convertible at the option of the holders thereof at any time, subject to certain limitations, into shares of Class A Common Stock at a rate equal to (i) $1,000 divided by (ii) the conversion price, and a cash payment for accrued and unpaid dividends, cash in lieu of fractional shares and, in certain circumstances, dividend catch-up payments relating to dividends on other equity. As of the March 18, 2026 record date for the Meeting, the conversion price was $35.00 per share of Series A Preferred Stock.

The holders of 14,213,707 votes, or 80.89% of the voting power, consisting of vested Class A Common Stock, unvested Class A Common Stock, Class B Common Stock, and Series A Preferred Stock were present in person or were represented by valid proxies at the Meeting.

Proposal 1: Election of Directors

The stockholders elected the individuals listed below as directors to serve on the Company’s Board for a term expiring at the Company’s 2027 annual meeting of stockholders. The voting results were as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Brian L. Libman	12,627,395	170,726	1,415,586
Norma C. Corio	11,674,520	1,123,601	1,415,586
Andrew Essex	12,757,323	40,798	1,415,586
Cory S. Gardner	11,630,195	1,167,926	1,415,586
Tyson A. Pratcher	11,493,488	1,304,633	1,415,586
Lance N. West	12,770,448	27,673	1,415,586

Proposal 2: Advisory Vote on Named Executive Officer Compensation

The stockholders approved, on a non-binding and advisory basis, the compensation of the named executive officers of the Company. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
10,611,992	2,157,955	28,174	1,415,586

Proposal 3: Ratification of Appointment of BDO USA, P.C.

The stockholders ratified the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The voting results were as follows:

Votes For	Votes Against	Abstain
14,185,272	25,390	3,045

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Finance of America Companies Inc.

Date:	May 21, 2026	By:	/s/ Matthew A. Engel
Name: Matthew A. Engel
Title: Chief Financial Officer